UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) August 31, 2026
Sprouts Farmers Market, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36029	32-0331600
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
20700 North 56th Street
Phoenix, Arizona 85054
(Address of principal executive offices and zip code)
(480) 814-8016
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.001 par value per share	SFM	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
Chief Executive Officer Succession

On August 31, 2026, as part of its long-term succession process, the Board of Directors (the “Board”) of Sprouts Farmers Market, Inc. (the “Company”) appointed Nick Konat as Chief Executive Officer and as a member of the Board, effective at the beginning of the Company’s 2027 fiscal year (January 4, 2027)(the “Transition Date”). Jack Sinclair, who has served as Chief Executive Officer since June 2019, will transition to the role of Executive Chairman of the Board at that time.

Mr. Konat, age 49, has served as the Company’s President and Chief Operating Officer since March 2022, where he has overseen the Company’s operations, marketing, merchandising, supply chain and innovation functions. Mr. Konat previously served at Petco Health and Wellness Company, Inc. (“Petco”) from September 2015 to March 2022, culminating as the Chief Merchandising Officer from October 2018 to March 2022. Prior to joining Petco, Mr. Konat served over nine years at Target Corporation, where he held a range of merchandising, planning, and leadership roles across the food and fashion categories. Mr. Konat also spent six years with Accenture plc.

In connection with his appointment, the Board approved a new compensation package for Mr. Konat to increase his annual base salary to $900,000, effective September 1, 2026. On the Transition Date, Mr. Konat’s annual base salary will increase to $1,000,000, his target short-term performance-based cash bonus opportunity will be 125% of his annual base salary, and his long-term equity incentive compensation opportunity will be 600% of his annual base salary. Mr. Konat will also continue to be eligible to participate in the Company’s Amended and Restated Executive Severance and Change in Control Plan on substantially the same terms as other executive officers of the Company.

There are no family relationships between Mr. Konat and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K, nor are any such transactions currently proposed. There is no arrangement or understanding between Mr. Konat and any other person pursuant to which Mr. Konat was appointed Chief Executive Officer and a director.

In connection with his transition to Executive Chair, the Board approved a new compensation package for Mr. Sinclair comprised of an annual base salary of $900,000, a target short-term performance-based cash bonus opportunity of 100% of his annual base salary, and a long-term equity incentive compensation opportunity of 333% of his annual base salary.

Board Transition

In connection with Mr. Konat’s appointment to the Board, on the Transition Date, the Board will increase to nine members, and Mr. Konat will be appointed to serve for an initial term as a director expiring at the Company’s 2027 annual meeting of stockholders. On the Transition Date, Joseph Fortunato, Chairman of the Board, will serve as Lead Independent Director of the Board.

Item 7.01 Regulation FD Disclosure.

On September 1, 2026, the Company issued a press release announcing the aforementioned leadership transitions. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

The information furnished in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference into any reports or filings with the SEC, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d)Exhibits

Exhibit Number	Description

99.1	Press release of Sprouts Farmers Market, Inc., dated September 1, 2026 entitled "Sprouts Farmers Market, Inc. Announces CEO Succession"

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPROUTS FARMERS MARKET, INC.

Date: September 1, 2026	By:	/s/ Brandon F. Lombardi
	Name:	Brandon F. Lombardi
	Title:	Chief Legal Officer and Corporate Secretary